UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported):
February 9, 2007

SMI PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-55166	88-0363465
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

122 Ocean Park Blvd., Suite 307
Santa Monica, CA	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(310) 396-1691
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 5.03 Amendments to Articles of Incorporation or Bylaws
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Agreement and Plan of Merger
Certificate of Incorporation
Bylaws

Item 1.01 Entry into a Material Definitive Agreement.

Effective February 9, 2007, SMI Products, Inc., a Nevada corporation (“SMI-Nevada”) completed its reincorporation in the State of Delaware (the “Reincorporation”) by merging with and into its wholly-owned subsidiary, SMI Products, Inc., a Delaware corporation (“SMI-Delaware”), pursuant to an Agreement and Plan of Merger dated as of February 9, 2007 (the “Merger Agreement”). The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein. The Reincorporation was approved by the shareholders of SMI-Nevada on September 25, 2006.

In the merger, each ten outstanding shares of SMI-Nevada’s Common Stock (“SMI-Nevada Stock”) was converted into one share of Common Stock of SMI-Delaware (“Exchange Ratio”) (“SMI-Delaware Stock”). Additionally, the new Certificate of Incorporation of SMI-Delaware adopted under the laws of the State of Delaware, changed our authorized capital stock from 100,000,000 shares of authorized capital stock, all of which are common stock, par value $0.001 per share, to 110,000,000 shares of authorized capital stock, consisting of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share, with the right conferred upon the Board of Directors to set the dividend, voting, conversion, liquidation and other rights, as well as the qualifications, limitations and restrictions, with respect to the preferred stock as the Board of Directors may determine from time to time.

As a result, holders of SMI-Nevada Stock are now holders of SMI-Delaware Stock, and their rights as holders thereof are governed by the General Corporation Law of the State of Delaware and the Certificate of Incorporation and Bylaws of SMI-Delaware. For a description of the differences between the rights of holders of SMI-Nevada Stock and SMI-Delaware Stock, see “Significant Changes Caused by Reincorporation” in SMI-Nevada’s Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission (the “Commission”) on October 19, 2006, which description is incorporated by reference herein.

The Reincorporation did not result in any change in the business or principal offices of SMI-Nevada. Upon completion of the merger, the address of SMI Products’ principal executive offices is 122 Ocean Park Blvd., Suite 307, Santa Monica, CA 90405. SMI Products’ management and board of directors continue as the management and board of directors of SMI-Delaware. SMI-Delaware Stock will continue to be traded on the Over-the-Counter Bulletin Board under the new symbol “SPDU.” Shareholders are not required to exchange their existing stock certificates, which now represent the number of shares of SMI- Delaware Stock determined in accordance with the Exchange Ratio.

Item 5.03 Amendments to Articles of Incorporation or Bylaws;

As noted under Item 1.01 above, effective February 9, 2007, SMI-Nevada completed the Reincorporation and was merged with and into SMI-Delaware, with SMI-Delaware being the surviving corporation. As a result of the Reincorporation, the Certificate of Incorporation and Bylaws of SMI-Delaware will govern the surviving corporation. For a description of the terms of SMI Delaware’s Certificate of Incorporation and Bylaws, see “Significant Changes Caused by Reincorporation” in SMI-Nevada’s Definitive Information Statement on Schedule 14C, filed with the Commission on October 19, 2006, which description is incorporated by reference herein.. Copies of SMI- Delaware’s Certificate of Incorporation and Bylaws upon completion of the merger are attached hereto as Exhibits 3.1 and 3.2, respectively.

Item 8.01 Other Events

In connection with the completion of the Reincorporation and by operation of Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the SMI-Delaware Stock is deemed registered under Section 12(b) of the Exchange Act and SMI-Delaware has succeeded to SMI-Nevada’s attributes as the registrant with respect thereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

2.1	Agreement and Plan of Merger between SMI Products, Inc., a Nevada corporation, and SMI Products, Inc., a Delaware corporation, dated as of February 9, 2007.

3.1	Certificate of Incorporation of SMI Products, Inc., a Delaware corporation

3.2	Bylaws of SMI Products, Inc., a Delaware corporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

SMI PRODUCTS, INC.
Date: February 9, 2007	By:	/s/ Geoffrey Alison
Geoffrey Alison
President